WICOR Corporate Organization Chart



WICOR, Inc.
     |
     |
     |----------Wisconsin Gas Company
     |
     |
     |----------WICOR Energy Services Company
     |
     |
     |----------FieldTech, Inc.
     |
     |
     |----------WICOR Industries, Inc.
     |                 |
     |                 |
     |                 |----------Sta-Rite Industries, Inc.
     |                 |
     |                 |
     |                 |----------SHURflo Pump Manufacturing Company
     |                 |
     |                 |
     |                 |----------Hypro Corporation
     |                 |
     |                 |
     |                 |----------WEXCO of Delaware, Inc.
     |                 |
     |                 |
     |                 |----------WICOR FSC, Inc.
     |
     |----------(1/3 interest)-----Guardian Pipeline, LLC